EXHIBIT 99.1

SLR Investment Corp. Announces Quarter Ended March 31, 2026 Financial Results

Net Increase in Net Assets from Operations of $0.31 Per Share; Net Asset Value of $18.16 Per Share

Declared Quarterly Distribution of $0.31 Per Share;

Investment Portfolio Continued to Exhibit Stable Credit Quality

NEW YORK, May 05, 2026 (GLOBE NEWSWIRE) -- SLR Investment Corp. (NASDAQ: SLRC) (the “Company”, “SLRC”, “we”, “us”, or “our”) today reported net investment income (“NII”) of $17.9 million, or $0.33 per share, for the first quarter of 2026. On May 5, 2026, the Board declared a quarterly distribution of $0.31 per share payable on June 26, 2026, to holders of record as of June 12, 2026.

As of March 31, 2026, net asset value (“NAV”) was $18.16 per share, compared to $18.26 per share at December 31, 2025.

“The combination of geopolitical volatility, disruption to the software & technology industries, and light M&A transaction activity created a risk-off and wait-and-see stance across our investment pipelines in the first quarter,” said Michael Gross, Co-CEO of SLR Investment Corp. “As credit defaults continue to rise and dispersion manifests in private credit portfolios, we continue to believe the private credit industry is in the middle stages of a credit cycle and investment activity requires an even higher degree of underwriting selectivity than is typical and a heightened focus on capital preservation. While SLRC achieved solid total returns in Q1 from strong credit performance and a 100% performing portfolio, the manager voluntarily elected to permanently reduce the performance-based incentive fee to further align ourselves with our fellow shareholders.”

“Our comprehensive portfolio remained highly diversified across specialty finance asset classes supported by actively managed borrowing bases with continued limited exposure to cash flow investments,” said Bruce Spohler, Co-CEO of SLR Investment Corp. “While we do see some evidence that investment activity and terms have improved, we will be patient and opportunistic in rebuilding the comprehensive portfolio over the remainder of the year. Additionally, we have been implementing growth initiatives across our specialty finance investment strategies that should further buoy portfolio growth.”

FINANCIAL HIGHLIGHTS FOR THE QUARTER ENDED MARCH 31, 2026:

At March 31, 2026:
Investment Portfolio fair value: $2.1 billion | Comprehensive Investment Portfolio(1) fair value: $3.2 billion
Net assets: $990.8 million or $18.16 per share
Leverage: 1.14x net debt-to-equity

Operating Results for the Quarter Ended March 31, 2026:
Net investment income: $17.9 million or $0.33 per share
Net realized and unrealized losses: $0.7 million or $0.02 per share
Net increase in net assets from operations: $17.1 million or $0.31 per share

Comprehensive Investment Portfolio Activity(2) for the Quarter Ended March 31, 2026:
Investments made: $242.3 million
Investments prepaid and sold: $360.4 million

(1) The Comprehensive Investment Portfolio for the quarter ended March 31, 2026 is comprised of SLRC’s investment portfolio and SLR Credit Solutions’ (“SLR-CS”) portfolio, SLR Equipment Finance’s (“SLR-EF”) portfolio, Kingsbridge Holdings, LLC’s (“KBH”) portfolio, SLR Business Credit’s (“SLR-BC”) portfolio, SLR Healthcare ABL’s (“SLR-HC ABL”) portfolio owned by the Company (collectively, the Company’s “Commercial Finance Portfolio Companies”), and the senior secured loans held by the SLR Senior Lending Program LLC (“SSLP”) attributable to the Company, and excludes the Company’s fair value of the equity interests in SSLP and the Commercial Finance Portfolio Companies and also excludes SLRC’s loans to KBH, SLR-EF, and SLR HC ABL.
(2) Comprehensive Investment Portfolio activity for the quarter ended March 31, 2026, includes investment activity of the Commercial Finance Portfolio Companies and SSLP attributable to the Company.

Comprehensive Investment Portfolio

Portfolio Activity

During the three months ended March 31, 2026, SLRC had Comprehensive Investment Portfolio originations of $242.3 million and repayments of $360.4 million across the Company’s four investment strategies:

For the Quarter Ended March 31, 2026 ($mm)
Asset Class	Sponsor Finance(1)	Asset-based Lending(2)	Equipment Finance(3)	Life Science Finance	Total Comprehensive Investment Portfolio Activity
Originations	$42.7	$77.2	$122.3	$0.1	$242.3
Repayments / Amortization	$39.9	$194.0	$126.5	$0.0	$360.4
Net Portfolio Activity	$2.8	$(116.8)	$(4.2)	$0.1	$(118.1)

(1) Sponsor Finance refers to cash flow loans to sponsor-owned companies including cash flow loans held in SSLP attributable to the Company.
(2) Includes SLR-CS, SLR-BC and SLR-HC ABL’s portfolios, as well as asset-based loans on the Company’s balance sheet.
(3) Includes SLR-EF’s portfolio and equipment financings on the Company’s balance sheet and Kingsbridge Holdings’ (KBH) portfolio.

Comprehensive Investment Portfolio Composition

The Comprehensive Investment Portfolio is diversified across approximately 870 unique issuers, operating in over 105 industries, and resulting in an average exposure of $3.7 million or 0.1% per issuer. As of March 31, 2026, 97.7% of the Company’s Comprehensive Investment Portfolio was invested in senior secured loans of which 94.5% was held in first lien senior secured loans. Second lien ABL exposure was 3.2% of the Comprehensive Investment Portfolio as of March 31, 2026 and there was no second lien cash flow exposure.

SLRC’s Comprehensive Investment Portfolio composition by asset class as of March 31, 2026 was as follows:

Comprehensive Investment Portfolio Composition (at fair value)	Amount		Weighted Average Asset Yield(6)
	($mm)%
Senior Secured Investments
Cash Flow Loans (Sponsor Finance)(1)	$480.3	15.0%	9.9%
Asset-Based Loans(2)	$1,368.7	42.8%	12.3%
Equipment Financings(3)	$1,091.0	34.2%	10.2%
Life Science Loans(4)	$181.6	5.7%	10.6%
Total Senior Secured Investments	$3,121.6	97.7%	11.1%
Equity and Equity-like Securities	$74.4	2.3%
Total Comprehensive Investment Portfolio	$3,196.0	100.0%
Floating Rate Investments(5)	$2,005.9	63.6%
First Lien Senior Secured Loans	$3,020.8	94.5%
Second Lien Senior Secured Asset-Based Loans	$100.8	3.2%
Second Lien Senior Secured Cash Flow Loans	$0.0	0.0%

(1) Includes cash flow loans held in the SSLP attributable to the Company and excludes the Company’s equity investment in SSLP.
(2) Includes SLR-CS, SLR-BC, and SLR-HC ABL’s portfolios, as well as asset-based loans on the Company’s balance sheet, and excludes the Company’s equity investments in each of SLR-CS, SLR-BC, and SLR-HC ABL.
(3) Includes SLR-EF’s portfolio and equipment financings on the Company’s balance sheet and Kingsbridge Holdings’ (KBH) portfolio. Excludes the Company’s equity and debt investments in each of SLR-EF and KBH.
(4) Excludes warrants.
(5) Floating rate investments are calculated as a percent of the Company’s income-producing Comprehensive Investment Portfolio. The majority of fixed rate loans are associated with SLR-EF and leases held by KBH. Additionally, SLR-EF and KBH seek to match-fund their fixed rate assets with fixed rate liabilities.
(6) The weighted average asset yield for income producing cash flow, asset-based and life science loans on balance sheet is based on a yield to maturity calculation. The weighted average asset yield calculation for Life Science loans includes the amortization of expected exit/success fees. The weighted average yield for on-balance sheet equipment financings is calculated based on the expected average life of the investments. The weighted average asset yield for SLR-CS asset-based loans is an Internal Rate of Return (IRR) calculated using actual cash flows received and the expected terminal value. The weighted average asset yield for SLR-BC and SLR-HC ABL represents total interest and fee income for the three-month period ended on March 31, 2026 against the average portfolio over the same fiscal period, annualized. The weighted average asset yield for SLR-EF represents total interest and fee income for the three-month period ended on March 31, 2026 compared to the portfolio as of March 31, 2026, annualized. The weighted average yield for the KBH equipment leasing portfolio represents the blended yield from the company’s 1st lien loan on par value and the annualized dividend yield on the cost basis of the company’s equity investment as of March 31, 2026.

SLR Investment Corp. Portfolio

Asset Quality

As of March 31, 2026, 100% of SLRC’s portfolio was performing on a fair value and cost basis.

The Company puts its largest emphasis on risk control and credit performance. On a quarterly basis, or more frequently if deemed necessary, the Company formally rates each portfolio investment on a scale of one to four, with one representing the least amount of risk.

As of March 31, 2026, the composition of our investment portfolio, on a risk ratings basis, was as follows:

Internal Investment Rating	Investments at Fair Value ($mm)	% of Total Portfolio
1	$582.6	27.6%
2	$1,484.5	70.2%
3	$46.1	2.2%
4	$0.0	0.0%

Investment Income Contribution by Asset Class

Investment Income Contribution by Asset Class(1) ($mm)
For the Quarter Ended:	Sponsor Finance	Asset-based Lending	Equipment Finance	Life Science Finance	Total
3/31/2026	$11.6	$22.1	$9.0	$6.6	$49.3
% Contribution	23.5%	44.8%	18.3%	13.4%	100.0%

(1) Investment Income Contribution by Asset Class includes: interest income/fees from Sponsor Finance (cash flow) loans on balance sheet and distributions from SSLP; income/fees from asset-based loans on balance sheet and distributions from SLR-CS, SLR-BC, SLR-HC ABL; income/fees from equipment financings and distributions from SLR-EF and distributions from KBH; and income/fees from life science loans on balance sheet.

SLR Senior Lending Program LLC (SSLP)

As of March 31, 2026, the Company and its 50% partner, Sunstone Senior Credit L.P., had contributed combined equity capital of $95.8 million of a total $100 million equity commitment to the SSLP. At quarter end, SSLP had total commitments of $194.6 million at par and total funded portfolio investments of $187.5 million at fair value, consisting of floating rate senior secured loans to 25 different borrowers and an average investment of $7.5 million per borrower. This compares to funded portfolio investments of $181.4 million at fair value across 25 different borrowers at December 31, 2025. During the quarter ended March 31, 2026, SSLP invested $9.8 million in 5 portfolio companies and had $3.4 million of investments repaid.

In Q1 2026, the Company earned income of $1.5 million from its investment in the SSLP, representing an annualized yield of 12.2% on the cost basis of the Company’s investment, compared to 9.3% annualized yield in the prior quarter.

SLR Investment Corp.’s Results of Operations Quarter Over Quarter

Investment Income

For the fiscal quarters ended March 31, 2026, and 2025, gross investment income totaled $49.3 million and $53.2 million, respectively. The decrease in gross investment income for the year over year three-month periods was primarily due to a decrease in index rates.

Expenses

SLRC’s net expenses totaled $31.4 million and $31.1 million, respectively, for the fiscal quarters ended March 31, 2026, and 2025. The increase in expenses for the year-over-year three-month periods was primarily due to higher interest expense from an increase in average borrowings.

Net Investment Income

SLRC’s net investment income totaled $17.9 million and $22.1 million, or $0.33 and $0.41, per average share, respectively, for the fiscal quarters ended March 31, 2026, and 2025.

Net Realized and Unrealized Loss

Net realized and unrealized loss for the fiscal quarters ended March 31, 2026 and 2025 totaled $0.7 million and $2.2 million, respectively.

Net Increase in Net Assets Resulting from Operations

For the fiscal quarters ended March 31, 2026, and 2025, the Company had a net increase in net assets resulting from operations of $17.1 million and $19.9 million, respectively. For the same periods, earnings per average share were $0.31 and $0.37, respectively.

Capital and Liquidity

Credit Facilities

As of March 31, 2026, the Company had $511.6 million drawn on $970 million of total commitments available on its revolving credit facilities and $149.9 million of term loans outstanding.

Unsecured Debt

As of March 31, 2026, the Company had $484 million of unsecured notes outstanding. The company’s next maturity of unsecured notes total $75 million, occurs in December 2026.

Leverage

As of March 31, 2026, the Company’s net debt-to-equity ratio was 1.14x compared to 1.14x at December 31, 2025 and 1.04x at March 31, 2025. The Company’s target range is 0.9x to 1.25x net debt-to-equity.

Available Capital

As of March 31, 2026, including anticipated available borrowing capacity at the SSLP and our specialty finance portfolio companies, subject to borrowing base limits, SLRC, SSLP and our specialty finance portfolio companies had over $900 million of available capital in the aggregate.

Unfunded Commitments

As of March 31, 2026, excluding commitments of $99.6 million to SLR-CS, SLR-BC, SLR-HC ABL, SLR Equipment Finance, and SSLP, over which the Company has discretion to fund, the Company had unfunded commitments of approximately $306.9 million.

Subsequent Events

On April 15, 2026, revolving credit commitments to the credit facility were increased by $25 million with the addition of a new lender. Revolving commitments now total $720 million.

On May 4, 2026, the Board approved a Fourth Amended and Restated Investment Advisory and Management Agreement pursuant to which the performance-based incentive fee payable by the Company to our Investment Adviser was permanently reduced from 20% to 17.5%, beginning with the second quarter of 2026.

On May 5, 2026, the Board authorized an extension of a program for the purpose of repurchasing up to $50 million of the Company’s outstanding shares of common stock.

On May 5, 2026, the Board declared a quarterly distribution of $0.31 per share payable on June 26, 2026 to holders of record on June 12, 2026.

Conference Call and Webcast Information

The Company will host an earnings conference call and audio webcast at 10:00 a.m. (Eastern Time) on Wednesday, May 6, 2026. All interested parties may participate in the conference call by dialing (800) 245-3047 approximately 5-10 minutes prior to the call, international callers should dial (203) 518-9765. Participants should reference SLR Investment Corp. and Conference ID: SLRC1Q26. A telephone replay will be available until May 20, 2026, and can be accessed by dialing (800) 695-1624. International callers should dial (402) 530-9026.

This conference call will also be broadcast live over the Internet and can be accessed by all interested parties from the Event Calendar within the “Investors” tab of SLR Investment Corp.’s website, https://slrinvestmentcorp.com/Investors/Event-Calendar. Please register online prior to the start of the call. For those who are not able to listen to the broadcast live, a replay of the webcast will be available soon after the call.

SLR INVESTMENT CORP.
CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES
(in thousands, except share and per share amounts)

	March 31, 2026 (unaudited)	December 31, 2025
Assets
Investments at fair value:
Companies less than 5% owned (cost: $1,073,426 and $1,092,009, respectively)	$1,067,780	$1,092,822
Companies 5% to 25% owned (cost: $110,951 and $109,346, respectively)	99,351	98,067
Companies more than 25% owned (cost: $959,453 and $953,384, respectively)	946,073	933,923
Cash	11,188	15,716
Cash equivalents (cost: $388,944 and $348,585, respectively)	388,944	348,585
Dividends receivable	13,655	15,178
Interest receivable	11,995	11,865
Receivable for investments sold	—	55,271
Prepaid expenses and other assets	1,425	1,137
Total assets	$2,540,411	$2,572,564
Liabilities
Debt ($1,145,443 and $1,154,436 face amounts, respectively, reported net of unamortized debt issuance costs of $7,236 and $8,082, respectively.)	$1,138,207	$1,146,354
Payable for investments and cash equivalents purchased	388,944	402,727
Management fee payable	7,784	7,956
Performance-based incentive fee payable	4,445	5,384
Interest payable	6,813	9,269
Administrative services payable	1,446	3,127
Other liabilities and accrued expenses	2,022	1,754
Total liabilities	$1,549,661	$1,576,571

Net Assets
Common stock, par value $0.01 per share, 200,000,000 and 200,000,000 common shares authorized, respectively, and 54,554,634 and 54,554,634 shares issued and outstanding, respectively	$546	$546
Paid-in capital in excess of par	1,115,023	1,115,023
Accumulated distributable net loss	(124,819)	(119,576)
Total net assets	$990,750	$995,993
Net Asset Value Per Share	$18.16	$18.26

SLR INVESTMENT CORP.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)

	Three months ended
	March 31, 2026	March 31, 2025
INVESTMENT INCOME:
Interest:
Companies less than 5% owned	$27,940	$29,174
Companies 5% to 25% owned	1,211	1,224
Companies more than 25% owned	3,966	3,235
Dividends:
Companies 5% to 25% owned	844	770
Companies more than 25% owned	14,022	17,796
Other income:
Companies less than 5% owned	1,190	874
Companies more than 25% owned	114	105
Total investment income	49,287	53,178
EXPENSES:
Management fees	7,784	7,513
Performance-based incentive fees	4,459	5,526
Interest and other credit facility expenses	16,382	15,840
Administrative services expense	1,446	1,361
Other general and administrative expenses	1,380	835
Total expenses	31,451	31,075
Performance-based incentive fees waived	(14)	(2)
Net expenses	31,437	31,073
Net investment income	$17,850	$22,105
REALIZED AND UNREALIZED GAIN (LOSS) ON INVESTMENTS AND CASH EQUIVALENTS:
Net realized loss on investments and cash equivalents (companies less than 5% owned)	$(27)	$(422)
Net change in unrealized gain (loss) on investments and cash equivalents:
Companies less than 5% owned	(6,458)	(2,780)
Companies 5% to 25% owned	(321)	(2,027)
Companies more than 25% owned	6,080	3,050
Net change in unrealized gain (loss) on investments and cash equivalents	(699)	(1,757)
Net realized and unrealized gain (loss) on investments and cash equivalents	(726)	(2,179)
NET INCREASE IN NET ASSETS RESULTING FROM OPERATIONS	$17,124	$19,926
EARNINGS PER SHARE	$0.31	$0.37

About SLR Investment Corp.

SLR Investment Corp. is a closed-end investment company that has elected to be regulated as a business development company under the Investment Company Act of 1940. A specialty finance company with expertise in several niche markets, the Company primarily invests in leveraged, U.S. upper middle market companies in the form of cash flow, asset-based, and life sciences senior secured loans.

Forward-Looking Statements

Some of the statements in this press release constitute forward-looking statements because they relate to future events, future performance or financial condition. The forward-looking statements may include statements as to: the demand for the Company’s capital and its ability to be active and opportunistic in 2026; expectations of generating attractive risk-adjusted returns; the market environment and its impact on the business prospects of SLRC and the prospects of SLRC’s portfolio companies; prospects for growth of SLRC’s investment pipeline; the quality of, and the impact on the performance of SLRC from the investments that SLRC has made and expects to make; and the anticipated availability of capital. In addition, words such as “anticipate,” “believe,” “expect,” “seek,” “plan,” “should,” “estimate,” “project” and “intend” indicate forward-looking statements, although not all forward-looking statements include these words. The forward-looking statements contained in this press release involve risks and uncertainties. Certain factors could cause actual results and conditions to differ materially from those projected, including the uncertainties associated with: (i) changes or potential disruptions in SLRC’s operations, the economy, financial markets and political environment, including those caused by tariffs and trade disputes with other countries, inflation and changing interest rates; (ii) risks associated with possible disruption in the operations of SLRC or the economy generally due to terrorism, war or other geopolitical conflicts, natural disasters, pandemics or cybersecurity incidents; (iii) future changes in laws or regulations (including the interpretation of these laws and regulations by regulatory authorities); (iv) conditions in SLRC’s operating areas, particularly with respect to business development companies or regulated investment companies; and (v) other considerations that may be disclosed from time to time in SLRC’s publicly disseminated documents and filings. SLRC has based the forward-looking statements included in this press release on information available to it on the date of this press release, and SLRC assumes no obligation to update any such forward-looking statements. Although SLRC undertakes no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise, you are advised to consult any additional disclosures that it may make directly to you or through reports that SLRC in the future may file with the Securities and Exchange Commission, including annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K.

Contact
SLR Investment Corp.
Investor Relations
slrinvestorrelations@slrcp.com | (646) 308-8770